QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

KVH INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2015 Proxy Statement

Notice of Annual Meeting of Stockholders

This proxy statement and form of proxy are first being mailed to stockholders on or about April 15, 2015.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

April 9, 2015

Dear Fellow Stockholder:

We are pleased to invite you to attend the KVH 2015 Annual Meeting of Stockholders. The meeting will take place on Wednesday, May 27, 2015 at 11:00 a.m. local time in our world headquarter offices at 50 Enterprise Center, Middletown, Rhode Island.

Our strategy is driven by our commitment to finding solutions for our customers – whether it's broadband connectivity for a ship's crew, satellite TV for a family onboard a boat, or fiber optic gyros for cutting-edge autonomous applications. Over the last several years, through acquisitions and investment in our business, we have significantly expanded our product and service offerings to support our strategy and position KVH for continued growth. We are confident we have in place a highly capable management team as well as a capable group of directors who are well qualified to oversee the success of the business and to represent all stockholders. We believe that our current strategy will create significant long-term value for KVH stockholders.

In addition to this Proxy Statement, we encourage you to read our 2014 Annual Report for a more complete picture of our performance and how we are working to increase stockholder value.

Finally, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. You can vote over the Internet, by telephone, or by mailing a completed proxy card as outlined in this document.

On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 27, 2015 at 11:00 a.m.
Place:	The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island
Items of Business:	Proposal 1: To consider and vote upon the election of two Class I directors to a three-year term;
Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on Wednesday, April 1, 2015, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 1, 2015 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold Secretary
April 15, 2015

YOUR VOTE IS IMPORTANT

Mail	Telephone	Internet	In Person

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 27, 2015

This proxy statement and our 2014 annual report to stockholders are available on the Internet at
 www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use "cookies" or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY SUMMARY

The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2014 Annual Report. As this section is only a proxy summary, we encourage you to read the entire proxy statement for more information about these topics before you vote.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 27, 2015 at 11:00 a.m. The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island

VOTING MATTERS

Management Proposals	Board Vote Recommendation	Page
1. Election of Directors	FOR Each Nominee	6
2. Ratification of Appointment of Independent Public Accounting Firm	FOR	7

ELECTION OF DIRECTORS

The following table provides summary information about the two nominees for election to the Board as Class I Directors. Additional information for all Directors, including the nominees, may be found on pages 6, 8-9.

Name	Age	Director Since	Independent	Committee Membership
Mark S. Ain	71	1997	Yes	Compensation Committee (Chair) Audit Committee Nominating and Corporate Governance Committee (Chair)
Stanley K. Honey	60	1997	Yes	Audit Committee Nominating and Corporate Governance Committee

GOVERNANCE HIGHLIGHTS

Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:

✓
Directors are elected by majority voting
✓
Recently rotated our independent registered public accounting firm
✓
A majority of independent directors
✓
All of the members of our audit, compensation and nominating and corporate governance committees are independent
✓
Executive sessions of independent directors held at each regularly scheduled meeting
✓
Independent directors attended 100% of meetings of the Board and Board committees on which they served in 2014
✓
Stockholder vote to ratify independent registered public accounting firm
✓
Majority of director compensation is delivered in KVH common stock
✓
Strong pay-for-performance executive compensation policy
✓
No executive employment agreements or change in control agreements
✓
Independent compensation consultant hired by the compensation committee
✓
Annual board and committee self-assessments
KVH Industries, Inc. 2015 Proxy Statement 1

PROXY SUMMARY

2014 BUSINESS HIGHLIGHTS

2014 was a productive and successful year for KVH, both in terms of our revenue growth and in our progress to position the company for future growth.

In 2014, we continued to grow our mobile broadband business and added important new services that both contributed to revenue and helped to provide a solid differentiating advantage. Last year, we also added a portfolio of new products to our guidance and stabilization business. Highlights of our business performance in 2014 include:

✓
Acquired Videotel, a leading provider of maritime training solutions

✓
Expanded capacity in our mini-VSAT Broadband network in the Caribbean and South American regions

✓
Launched our IP-MobileCast content delivery service, with content ranging from entertainment to digital charts, detailed weather forecasts, and training materials

✓
Service revenues, including subscription-based service revenues, represented 53% of our total revenues

✓
Launched new TACNAV and FOG IMU products for a broader range of military and commercial applications

✓
Received three significant TACNAV orders, totaling more than $28.0 million

✓
Launched a new family of TracVision satellite TV antennas

✓
Maintained leadership position as the world's No. 1 maritime VSAT provider as of March 2015, supported by an independent industry report that confirmed KVH had nearly twice the number of customers compared to our nearest competitor at that time

2014 EXECUTIVE COMPENSATION

The 2014 compensation program for our named executive officers was comprised of three elements – base salary, cash-based incentive compensation and an annual equity grant. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH's business strategies and goals and stockholders' interests.

What We Do	What We Don't Do

✓

Offer competitive compensation that attracts and retains executive talent

✓

Align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✓

Emphasize variable performance-based compensation over fixed compensation

✓

Align payout of annual incentives to drivers of stockholder value, such as revenue and adjusted EBITDA

✓

Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✓

Align individual performance goals with our business strategy

✓

Cap incentive payments

✓

Benchmark compensation against that of peers of similar size and business complexity

✗    No long-term employment agreements

✗    No guaranteed severance programs

✗    No tax gross-ups

✗    No guaranteed salary increases

✗    No guaranteed bonuses

✗    No cash-based incentive compensation programs that are not tied to performance

✗    No repricing of stock options

✗    No discounted stock options

2 KVH Industries, Inc. 2015 Proxy Statement

PROXY SUMMARY

Compensation mix for our named executive officers during 2014 reflects these objectives, as shown in the chart. The percentages shown represent percentages of total target compensation, not total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 20. Fixed pay represents the sum of salary, holiday bonus and perquisites; variable pay represents equity awards and non-equity incentive plan compensation.

Incentive compensation for 2014 was based on the compensation committee's assessment of the degree of achievement of corporate and business unit performance goals for 2014, as well as individual performance in that year.

Although KVH had strong revenue growth year over year, neither the corporate performance goals nor the business unit performance goals set by the compensation committee for revenue and adjusted EBITDA were met for 2014 and, accordingly, no bonuses were paid with respect to the portion of each named executive officer's incentive compensation target attributable to corporate or business unit performance. Accordingly, the failure to receive either the corporate or business unit portion of the bonus resulted in the reduction of the CEO's cash-based incentive compensation actually received to 20% from the targeted 90% of base salary and, with respect to the remaining named executive officers, a reduction of the cash-based incentive compensation actually received to a range of 9% to 12% from the targeted range of 40% to 50%.

Actual Annual Incentive Versus Target (Percentage of Base Salary)	Actual Annual Incentive Versus Target (Percentage of Base Salary)

KVH Industries, Inc. 2015 Proxy Statement 3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal 1	To elect two Class I directors to a three-year term.
Proposal 2	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

When is the record date?

Our Board of Directors has fixed the close of business on Wednesday, April 1, 2015, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 16,070,952 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

By signing and returning the proxy card in the enclosed envelope, you are enabling the individual named on the proxy card (known as a "proxy") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

What constitutes a quorum?

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

4 KVH Industries, Inc. 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class I director to a three-year term (proposal one), to approve the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm (proposal two) and to approve any other matter to be acted upon at the annual meeting. For more information on majority voting, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

What are abstentions and broker non-votes, and what effect do they have?

Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker "non-votes" will not have any effect on the outcome of the vote on any proposal.

Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

How can a proxy be revoked?

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, by following the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.
KVH Industries, Inc. 2015 Proxy Statement 5

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 concerns the election of two Class I directors for three-year terms.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

Our Nominating and Corporate Governance Committee has nominated Mark S. Ain and Stanley K. Honey to serve as Class I directors for a three-year term. Our stockholders last elected Messrs. Ain and Honey at our annual meeting of stockholders in May 2012, and their current terms will expire at the 2015 annual meeting.

Director Nominees

Term Ending 2015

Mark S. Ain Age: 71 Director Committee Membership: ➢ Compensation Committee Chairman ➢ Audit Committee Member ➢ Nominating and Corporate Governance Committee Chairman	Stanley K. Honey Age: 60 Director Committee Membership: ➢ Audit Committee Member ➢ Nominating and Corporate Governance Committee Member

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. He serves on the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2005. Mr. Ain also serves on the Board of Directors of Xcerra Corporation and various other private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 18 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of Xcerra Corporation and various private companies.

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Honey was a member of the Audit Committee from 1997 to 2003 and was reappointed in February 2011. Mr. Honey served as the Director of Technology for the America's Cup Event Authority from April 2011 through December 2013, and as a consultant thereafter. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 18 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions, his experience as co-founder of Sportvision Systems, LLC and founder of ETAK and his extensive knowledge of our marine customer base and the industry.

6 KVH Industries, Inc. 2015 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Proxies will not be voted at the 2015 annual meeting for more than two candidates.

Messrs. Ain and Honey have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class I director to a three-year term. In accordance with our director resignation policy, each of Messrs. Ain and Honey has submitted his resignation in advance of the annual meeting, and each resignation will only become effective if (a) the candidate fails to receive a majority of the votes properly cast on his re-election and (b) our Board accepts his resignation. For more information about majority voting and our director resignation policy, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

Our Board of Directors recommends that you vote FOR the election of Messrs. Mark S. Ain and Stanley K. Honey as our Class I directors.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, an independent registered public accounting firm, to be our independent auditor for the year ending December 31, 2015 and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify such appointment. Grant Thornton LLP has served in this capacity since June 6,

2014. We expect that representatives of Grant Thornton LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm.

KVH Industries, Inc. 2015 Proxy Statement 7

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Robert W.B. Kits van Heyningen is the brother of Martin A. Kits van Heyningen. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen. Paula Conway, who served as our program manager until November 2013 and as an engineering program management consultant until June 2014, is the wife of Daniel R. Conway.

Information regarding our Class I directors, whose terms expire at the 2015 annual meeting, is presented above under the heading "Proposal 1 – Election of Directors." Our other directors and executive officers are as follows:

Directors serving a term expiring at the 2016 annual meeting (Class II directors):

Martin A. Kits van Heyningen Age: 56 President, Chief Executive Officer and Chairman of the Board of Directors

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our Chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued six patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

Charles R. Trimble Age: 73 Director Committee Membership: ➢ Audit Committee Member ➢ Compensation Committee Member ➢ Nominating and Corporate Governance Committee Member

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard's Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 16 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

8 KVH Industries, Inc. 2015 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Directors serving a term expiring at the 2017 annual meeting (Class III directors):

Robert W.B. Kits van Heyningen Age: 58 Vice President, Research and Development and Director

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From September 2008 to June 2009, he also served as an Adjunct Professor at the University of Rhode Island School of Engineering. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience, combined with his extensive background in engineering, as well as his 33 years of experience as a member of our Board of Directors.

Bruce J. Ryan Age: 71 Director Committee Membership: ➢ Audit Committee Chairman ➢ Compensation Committee Member ➢ Nominating and Corporate Governance Committee Member

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. He currently serves on the Board of Directors of two private companies and served as a director of UTStarcom, Inc. from April 2008 to December 2010. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his more than 11 years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 25 years of experience at Digital Equipment Corporation.

KVH Industries, Inc. 2015 Proxy Statement 9

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers who are not also directors are listed below:

Peter A. Rendall Age: 49 Chief Financial Officer

Peter A. Rendall has served as our chief financial officer since October 2012. Before joining us, from July 2011 to June 2012, Mr. Rendall served as consulting chief financial officer for JobSmart Partners, a company that provided IT consulting and contract services for software development teams. Prior to that, from June 2003 to April 2011, he served as chief executive officer of Top Layer Networks, Inc., an information technology security company, where he served as chief financial officer from March 2003 to June 2003. From October 1999 to March 2003, he served as chief financial officer of Elcom International, Inc., a NASDAQ-listed international information technology products and services business. From April 1999 to September 1999, Mr. Rendall was Vice President of Finance of Elcom Services Group, Inc. From July 1996 to March 1999, Mr. Rendall served as Vice President of Finance and Operations of Logica North America, Inc., a subsidiary of Logica, plc, a U.K. publicly held international software integration services company. Mr. Rendall began his career at PricewaterhouseCoopers LLP in London in August 1987, before transferring to its Boston office in June 1995 as a senior manager, a position he held until July 1996. Mr. Rendall holds a B.S. in biochemistry from the University of London and has been a member of the Institute of Chartered Accountants in England and Wales since 1991.

Robert J. Balog Age: 51 Senior Vice President, Engineering

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 11 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Brent C. Bruun Age: 49 Executive Vice President, Mobile Broadband

Brent C. Bruun has served as our executive vice president of mobile broadband since November 2012. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom's Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

10 KVH Industries, Inc. 2015 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Daniel R. Conway Age: 61 Executive Vice President, Guidance and Stabilization

Daniel R. Conway has served as our executive vice president of guidance and stabilization since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

James S. Dodez Age: 56 Senior Vice President, Marketing and Strategic Planning

James S. Dodez has served as our senior vice president of marketing and strategic planning since March 2013. From March 2007 to February 2013, he served as our vice president of marketing and strategic planning. From October 1998 to March 2007, he served as our vice president of marketing. He served as our vice president of marketing and reseller sales from 1995 to October 1998, and from 1986 to 1995, he served as our marketing director. Before joining us, Mr. Dodez was the marketing director at MagrattenWooley, Inc., an advertising agency, where he managed KVH's account from 1985 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University.

Felise B. Feingold Age: 45 Vice President, General Counsel and Secretary

Felise B. Feingold has served as our vice president and general counsel since August 2007. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

KVH Industries, Inc. 2015 Proxy Statement 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Stock Market, United States Securities and Exchange Commission, or SEC, and Internal Revenue Code rules. None of its members is a current or former employee of ours. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation applicable to our executive officers, and (3) equity-based compensation applicable to non-executive employees.

There are no material differences in the compensation policies, objectives or program elements and administration with respect to our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors (CEO) is determined exclusively by the Compensation Committee, while the compensation of our other named executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, our executive compensation program has had three principal elements: annual base salary, annual cash-based incentive compensation, and longer-term equity-based compensation.

Our executive compensation objectives are to:

•
offer fair and competitive compensation that attracts and retains superior executive talent;

•
directly and substantially link rewards to measurable corporate performance;

•
align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in our company;

•
optimize the cost to us and value to executives; and

•
promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•
Base salaries provide fixed compensation to reward individual value that an executive officer brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and comparable responsibilities at similar organizations.

•
Annual cash-based incentive compensation is designed to reward the achievement of our annual business and financial goals set at the beginning of each year, as well as individual performance, determined on a discretionary basis. This incentive program generally awards compensation based on the degree to which our actual financial results meet the financial goals of our internal business plan and on the individual performance of each executive.

•
Equity grants are designed to reward the achievement of long-term growth in our stock price. In 2014, the Board elected to grant shares of restricted stock as the preferable form of equity compensation for our named executive officers to align with the trends among our peer group. Restricted stock awards were granted with no payment of cash consideration. The restricted stock awards vest in four equal annual installments, the first of which vested on March 12, 2015, the first anniversary of the grant date.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe

12 KVH Industries, Inc. 2015 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and our vehicle for offering long-term incentives. Equity incentives with four-year vesting periods are granted annually to executive officers to attract, motivate and retain these executives. We grant equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of stockholders and to reward the achievement of long-term growth in our stock price. We believe that granting equity incentives is the best method of motivating the executive officers to perform in a manner that is consistent with the long-term interests of our stockholders.

We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases, no guaranteed bonuses and no cash-based incentive compensation programs that are not tied to our performance.

The Compensation Committee also noted that, at our 2013 annual meeting of stockholders, the stockholders approved the compensation of our named executive officers for 2012 by a favorable vote of approximately 94% of the votes cast. Partially as a result of this overwhelmingly positive stockholder feedback, our Compensation Committee has continued to employ compensation packages having a similar basic structure to the compensation package used in 2012.

Compensation Decision-making Process

Our executives are compensated principally through a combination of base salary, cash-based incentive compensation paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment. From time to time, we may offer a signing or retention bonus to attract a new executive officer.

The base salary and equity award for each executive, together with the overall cash-based incentive compensation plan for all executives, are generally established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year. In deciding the compensation to be awarded to the executive officers other than the CEO for the current year and cash-based incentive compensation earned during the prior fiscal year, the Compensation Committee typically receives recommendations from the CEO. The CEO and the members of the Compensation Committee discuss the CEO's recommendations. In deciding the compensation to be awarded to the CEO for the current year and the cash-based incentive compensation earned by the CEO during the prior year, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman's recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations and makes all final compensation decisions.

Our cash-based incentive compensation program comprises corporate performance goals and, for sales executives, business unit performance goals, as well as a discretionary element of individual performance for all executives. Under this program, our Compensation Committee approved two formulas for 2014: one formula for named executive officers responsible for sales and one formula for all other named executive officers. For named executive officers responsible for sales, 25% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals for 2014, 50% was based on the degree of achievement of applicable business unit performance goals for 2014, and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. For all other named executive officers, 75% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals for 2014 and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. The corporate performance portion of the cash-based incentive compensation program is generally based on a formula approved by the Compensation Committee at the start of each year, but the Compensation Committee has the discretion to award incentive compensation that differs from the formula-based amounts.

Compensation Consultant

Since 2005, the Compensation Committee has engaged Radford as its independent compensation consultant. The Compensation Committee has engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program. A comprehensive Radford study was provided in January 2013, and the

KVH Industries, Inc. 2015 Proxy Statement 13

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee used this study as a guide in determining compensation with respect to 2014. Neither Radford nor any of its affiliates provided any services to us in 2014 other than Radford's services to the Compensation Committee.

In view of the relatively modest changes in compensation practices in prior years and the general consistency of our compensation programs from year to year, the Compensation Committee chose to rely principally on the information and advice provided by Radford in 2013 rather than engage Radford to provide slightly more updated information. In 2013, Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation survey data. Radford also provided guidance on industry best practices. In 2013, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives.

Radford's recommendations in the 2013 Radford study with respect to base salary, cash-based incentive compensation and equity-based compensation were taken into consideration by the Compensation Committee, along with Radford's 2013 guidance on market median salary increases, when setting base salaries and making changes to the cash-based incentive compensation and equity-based compensation components of the executive compensation program in 2014.

Peer Group, Survey Data and Compensation Targets

With the assistance of Radford, the Compensation Committee compared our executive officers' compensation to that of a peer group of companies in 2013. The Compensation Committee did not update the peer group analysis in 2014. For 2013, the peer group consisted of 21 public high technology companies which were selected by Radford in 2012 and approved by the Compensation Committee based on their respective businesses, revenues, market capitalization and the number of employees. In addition to the peer group, in 2013 Radford reviewed data from the Radford Global Technology Survey, which includes approximately 127 high technology companies with revenues of less than $200 million with the median revenue for the group being approximately $107 million as well as the Radford Global Sales Survey, which included approximately 104 companies. The peer group, the Radford Global Technology Survey and the Radford Global Sales Survey data had effective dates of December 2012, November 2012, and November 2012, respectively, and were blended equally, where possible, and then the cash compensation data was increased by a 3.0% annual factor based on the results of Radford's Q4 2012 Trends Report specifically targeting high technology companies to update the previous cash compensation data results to a common effective date of February 1, 2013. The 21 companies included in our peer group were as follows:

• AeroVironment • Anadigics • Anaren • Astronics • CalAmp • Communications Systems • Dialogic • Digi • DSP Group • Gloecomm Systems • Intevac	• Mercury Computer Systems • Meru Networks • Numerex • PC Tel • Sonus Networks • Sycamore Networks • Symmetricom • Telular • Westell Technologies • Zhone Technologies

Compensation Benchmarking Relative to Market

In 2014, the Compensation Committee decided to rely on information provided in 2013 for purposes of compensation benchmarking relative to market. In 2013, Radford provided the Compensation Committee with a comparison of the compensation of our executives to the compensation of executives with similar titles and level of experience at the companies included in the aforementioned peer group. The assessment did not consider executive tenure, skill or performance. The Radford data reviewed by the Compensation Committee included market data taken from the aforementioned peer group and the survey data, which was combined and weighted equally and then gathered at the 25th, 50th, and 75th percentiles for (1) base salaries, (2) bonus, (3) total cash compensation (base salary plus bonus), (4) long-term incentives (number of shares of stock options granted and long-term incentive value of equity-based compensation), (5) stock option equivalents as a percentage of total outstanding shares of the company, and (6) total direct compensation (total cash compensation and long-term incentives).

Historically, the Compensation Committee has generally targeted approximately the median base salary level (50th percentile) of the base salaries of executives in the survey data used by the Compensation Committee as the basis for comparison for that year. Adjustments to median base salary levels were made in 2013 based on comparisons to the survey data, market median salary increases and evaluation of other factors, such as executive tenure, skill and performance relative to expectations for average performance for comparable executives, which are not reflected in the survey data. These factors reflected the value each individual brought to

14 KVH Industries, Inc. 2015 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

us through experience, education and training, our specific needs, and the individual's past and expected future contributions to our success. In 2013, base salaries for our named executive officers were at or below the 50th percentile of the survey data for their respective positions.

The Compensation Committee believes that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, our annual cash-based incentive compensation is targeted and paid out as a percentage of base salary. In 2014, the Compensation Committee concluded that the benchmarks used in 2013 remained relevant for decisions regarding 2014 compensation.

Our compensation program allows executives to participate in an annual cash-based incentive compensation program. Historically, the payouts for our executives for achieving the expected level of corporate performance for the year (as a percentage of base salary) have been targeted to pay out at approximately the median (50th percentile) of payouts for executives in the most recent survey data used by the Compensation Committee as the basis for comparison for that year. As a percentage of base salary, targets for cash-based incentive compensation to the named executive officers for 2013 were five percentage points below the percentage of base salary at the 50th percentile of the Radford survey data, with the exception of two sales executives whose targets were positioned 25 percentage points below the percentage of base salary at the 50th percentile of the survey data. In 2014, the named executive officers' targets for cash-based incentive compensation, as a percentage of base salary, remained the same as in 2013.

Our compensation program allows executives to receive equity incentive awards under our equity incentive plans. Our primary goal is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value. Typically in prior years, all named executive officers other than the CEO and CFO received the same quantity of equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. In 2014, the Compensation Committee determined that the CFO should receive the same equity award as the other members of the executive team. The CEO typically receives a larger equity award because he has greater responsibility for achieving our long-term goals and improving stockholder value. In 2013, the fair value of the equity awards granted to the named executive officers ranged from approximately 42% below to 16% above the 50th percentile of the survey data considered that year. For 2014, the Compensation Committee decided to grant substantially the same equity incentive awards as in 2013.

Because of the similarity of our compensation programs in 2013 and 2014, the Compensation Committee did not separately consider target total direct compensation levels for 2014 relative to any industry benchmark other than the benchmarks considered in 2013. In 2013, target total direct compensation for our named executive officers, including our CEO, fell below the 50th percentile of the Radford survey data considered that year.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, corporate contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are set for our named executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year.

In establishing base salaries for our named executive officers for 2014, the Compensation Committee decided to increase base salaries by 3% for all named executive officers, with the exception of Peter A. Rendall. The 3% increase represented the Compensation Committee's estimate of the median increase in base salaries that would be made in the high technology market in 2014 based on the guidance from the Radford survey data in 2013. Consistent with the 2013 Radford survey data, Mr. Rendall received an increase of 5% in order to align his base salary more closely with the median for his position because his base salary was first established in October 2012 when he was appointed CFO, and that base salary was increased by only 1% at the time of the annual salary adjustment in early 2013. These adjustments were effective January 1, 2014.

Annual Cash-based Incentive Compensation

Our management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of corporate financial goals, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers' interests with strong corporate performance and to promote cooperation among them. The executives also are rewarded for achieving individual goals set at the beginning of each year.

KVH Industries, Inc. 2015 Proxy Statement 15

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Formula for Cash-based Incentive Compensation

In March 2014, the Compensation Committee adopted the management incentive plan for 2014. The management incentive plan for 2014 was adopted based on our historical financial performance, planned strategic initiatives and the existing economic environment. Annual cash-based incentive compensation opportunities as a percentage of base salary were targeted at 90% of base salary for the CEO and 50% of base salary for the other named executive officers, with the exception of one individual that was targeted at 45% of base salary and one individual that was targeted at 40% of base salary. The Compensation Committee approved two formulas for calculating the cash-based incentive compensation with respect to the named executive officers, one formula for the executive responsible for sales and one formula for all other executives. The incentive compensation formula for the sales executive for 2014 was based 25% on corporate performance goals, 50% on applicable business unit performance goals and 25% on individual performance. The portion of the bonus based on corporate performance was measured by the achievement of the corporate performance for (i) revenue and (ii) earnings before interest, taxes, depreciation, amortization, equity-based compensation expense and payments under the management incentive plan, or adjusted EBITDA. The threshold for payment of the portion of the bonus for corporate performance for the sales executive was our achievement of 100% of the corporate revenue target and 85% of the adjusted EBITDA target, and at this level of achievement, 50% of the target bonus for corporate performance would have been earned. If we did not meet either of these thresholds, the payment for the corporate performance portion of the bonus would have been zero. The bonus payment for corporate performance would have been 100% for the sales executive if we had achieved 100% of our targets for both revenue and adjusted EBITDA. The maximum bonus payment for corporate performance would have been awarded if we had exceeded the targets for revenue and adjusted EBITDA by 15% and 25%, respectively, in which case the payment would have been 233% of the target bonus for corporate performance. The portion of the bonus plan based on achieving business unit performance goals used the same formula described above for corporate performance as applicable to the sales executive's individual business unit performance. The Compensation Committee selected revenue and adjusted EBITDA as performance measures because it believed that revenue and adjusted EBITDA are strong operating measurements of how well or poorly we performed from a financial standpoint in 2014. The portion of the bonus based on individual performance for such executives was based solely on the discretion of the Compensation Committee.

The Compensation Committee approved a formula for determining the bonus of all other named executive officers based 75% on corporate performance goals and 25% on individual performance. The portion of the bonus plan based on achieving corporate performance goals used the same formula described above for the sales executives. The portion of the bonus based on individual performance for such executives was based solely on the discretion of the Compensation Committee.

Incentive Compensation Awarded

The Compensation Committee awarded incentive compensation for 2014 based on its assessment of the degree of achievement of corporate and business unit performance goals for 2014, as well as individual performance in that year.

The Compensation Committee determined that neither the corporate performance goals nor the business unit performance goals for revenue or adjusted EBITDA were met. Accordingly, the Compensation Committee determined not to award any bonuses with respect to the portion of each named executive officer's incentive compensation target attributable to corporate or business unit performance.

Individual performance bonuses were awarded based on the Compensation Committee's consideration of qualitative factors (such as the executive's contribution to corporate results and attainment of business unit goals); contribution towards strategic initiatives; and other priorities. Bonuses awarded for individual performance for the named executive officers ranged from 90% to 96% of individual performance targets. Accordingly, cash-based incentive compensation actually awarded to the named executive officers for 2014 performance ranged from approximately 23% to 24% of their respective incentive compensation targets.

In determining the individual performance bonus for each named executive officer, the Compensation Committee considers individual achievements throughout the year. The following summarizes some of the individual achievements of our named executive officers considered by the Compensation Committee in determining the amounts awarded for individual performance for 2014:

Martin Kits van Heyningen, President, Chief Executive Officer and Chairman of the Board

➢  Acquired Videotel Marine Asia Limited and Super Dragon Limited (together referred to as Videotel) in July 2014.

➢  Successfully introduced the new IP-MobileCast content delivery service for the mini-VSAT Broadband network.

➢  Successfully introduced new product lines for mini-VSAT Broadband, satellite TV, TACNAV and FOG.

➢  Maintained our leadership position as the No. 1 maritime VSAT provider.

➢  Reached milestones for recurring subscription-based service revenues and maritime VSAT antenna shipments.

16 KVH Industries, Inc. 2015 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Peter A. Rendall, Chief Financial Officer

➢  Led the successful acquisition and related financing of Videotel, which was acquired in July 2014.

➢  Implemented new billing and accounting platforms to facilitate improved financial reporting, controls and decision processes.

➢  Developed finance and human resource team to support a larger, more complex business.

➢  Implemented tax planning strategies.

Brent C. Bruun, Executive Vice President, Mobile Broadband

➢  Completed an organizational restructuring of the EMEA region to include the hiring of critical sales leadership talent.

➢  Generated significant wins across the mobile broadband product line.

➢  Oversaw the successful completion of major satellite capacity increases for the mini-VSAT Broadband network in the Caribbean and South America regions.

➢  Successfully expanded entertainment and operations content offerings for KVH's IP-MobileCast service.

➢  Instituted an inside sales organization focused on up-selling services.

Robert J. Balog, Senior Vice President, Engineering

➢  Managed a variety of research and development and new product development efforts, including the new TracVision satellite TV antenna products, TACNAV 3D, TACNAV II+, 1725 IMU, 1750 IMU, 1775 IMU and IP-MobileCast.

➢  Continued to strengthen new product development and engineering processes, including the implementation of an automated and integrated test methodology.

➢  Continued to manage engineering department budget spending and scheduling commitments for mobile broadband and guidance and stabilization product and services roadmap.

James S. Dodez, Senior Vice President, Marketing and Strategic Planning

➢  Developed the marketing and branding strategy for the new TracVision satellite TV antenna products and IP-MobileCast.

➢  Developed the branding strategy for Headland Media Limited (now known as KVH Media Group Ltd.) and Videotel services unifying their respective content offerings and positions as an integral part of the IP-MobileCast solution.

➢  Created broader awareness of KVH's maritime VSAT leadership position in the commercial and leisure maritime markets.

➢  Supported marketing efforts across different sales groups within KVH.

Equity Incentive Program

For 2014, the Compensation Committee decided to grant our named executive officers substantially the same equity incentive awards as in 2013, except that the award to our CFO was increased to the same level as the awards to all other named executive officers other than the CEO. The Compensation Committee determined that the benchmarks used for equity incentive awards in 2013 remained relevant for decisions regarding awards in 2014. The equity grant to our CEO in 2013 was based upon the Radford survey data for grants to other chief executive officers, the CEO's prior performance, the value of equity awards previously granted and unvested and the importance of retaining the CEO's services. These factors, as well as the CEO's achievements that were considered by the Compensation Committee in determining his 2013 base salary, were taken into consideration when determining the number of shares covered by the 2013 equity grant. The equity grants to our CEO in 2013 and 2014 constituted the largest single element of his total compensation for those years. The equity grant to our CFO in 2013 was based on guidance provided by Radford and was somewhat reduced in light of the substantial initial grant that he received in October 2012 upon his appointment as our CFO. When granting equity incentives to our other named executive officers in 2013, a team approach was utilized. In 2013, consistent with the approach used in prior years, all named executive officers other than the CEO and CFO received the same number of equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. In 2014, the Compensation Committee determined that the CFO should receive the same equity award as the other members of the executive team. The CEO received a larger award because he has greater responsibility for achieving our long-term goals.

KVH Industries, Inc. 2015 Proxy Statement 17

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Timing of Equity Grants

We typically grant equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

We grant restricted stock awards or stock options to new hires on a case-by-case basis. In addition, we typically grant restricted stock awards or stock options to certain non-executive employees each year.

Exercise Price and Vesting of Equity Awards

Restricted stock awards are granted with no payment of cash consideration. In 2014, restricted stock awards were granted to our named executive officers to vest in four equal annual installments, the first of which vested on March 12, 2015, the first anniversary of the grant date.

Other Compensation and Perquisites

Our named executive officers are eligible to receive the same health and welfare benefits that are available to other employees in the same jurisdiction and a contribution to their benefit premium that is the same percentage as provided to other employees in the same jurisdiction. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay between 30% and 34% of the health insurance premium due.

We maintain an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our U.S. employees, including executive officers, are eligible to receive matching contributions from us. Effective August 2014, we match 50% of all employee 401(k) plan contributions up to 6% of salary, with no maximum annual corporate match per employee. Previously, we matched 50% of such contributions up to 4% of salary, with a maximum match of $3,000 per employee. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers or other U.S. employees other than the 401(k) plan.

We provided automobile and/or housing allowances to three named executive officers in 2014. Martin A. Kits van Heyningen's automobile allowance was $15,418 and Robert J. Balog's automobile allowance was $6,000. Brent C. Bruun received $15,000 in 2014 for automobile and housing allowances. No other named executive officers received any other perquisites or other personal benefits or property from us during 2014.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives or any related hedging policies. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards to the extent shown in the table entitled "Outstanding Equity Awards as of December 31, 2014." The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to each of our CEO and our three most highly paid executive officers (other than the CEO and the CFO), unless that compensation is "performance-based" within the meaning of Section 162(m) and the regulations promulgated there under. The restricted stock awards that we grant under the 2006 Plan do not qualify as performance-based compensation. We believe that all of our stock options do so qualify and therefore are not subject to the deduction limitation of Section 162(m). The salary and bonuses paid to our executive officers are not exempt from this deduction limit. Accordingly, we may be unable to deduct some of the amounts that may be recognized as ordinary income by our executive officers.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of our stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with our strategic goals.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our consolidated financial statements. Our accounting policies for equity-based compensation are further discussed in note 7 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 17, 2015.

18 KVH Industries, Inc. 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004, which was most recently revised in August 2013. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our Chief Executive Officer. In addition, the Board has delegated to the Committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee's review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our company's annual report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee
Mark S. Ain (Chairman) Bruce J. Ryan Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.
KVH Industries, Inc. 2015 Proxy Statement 19

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation earned by our CEO, our CFO and each of our three most highly compensated executive officers other than the CEO and CFO (collectively, "named executive officers") during 2014. In addition, we are providing information regarding the compensation earned by Robert W.B. Kits van Heyningen, who is a director and an immediate family member of Martin A. Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board of Directors. We are treating Robert W.B. Kits van Heyningen as a "named executive officer" for purposes of our executive compensation disclosures (other than the Compensation Discussion and Analysis) in lieu of the information that we would otherwise provide in response to the disclosure requirements for director compensation and related-party transactions.

In 2014, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 46% to 62%.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2014	453,202		1,000		623,614	—	91,773		18,418	1,188,007
President, Chief Executive Officer and	2013	440,001		1,000		616,950	—	247,501		13,580	1,319,032
Chairman of the Board of Directors	2012	418,637		1,000		—	408,196	316,332		13,733	1,157,898
Peter A. Rendall	2014	265,125		1,000		181,896	—	31,815		3,160	482,996
Chief Financial Officer	2013	252,500		1,000		137,100	—	77,328		14,844	482,772
	2012	62,500	(6)	231	(6)	—	346,235	31,094	(6)	4,961	445,021
Brent C. Bruun	2014	257,546		1,000		181,896	—	30,584		20,238	491,264
Executive Vice President, Mobile	2013	250,044		1,000		179,944	—	99,174		18,000	548,162
Broadband	2012	238,137		1,000		—	122,459	95,493		18,000	475,089
Robert J. Balog	2014	259,454		1,000		181,896	—	23,351		11,360	477,061
Senior Vice President, Engineering	2013	251,897		1,000		179,944	—	61,715		9,000	503,556
	2012	243,379		1,000		—	122,459	97,595		9,000	473,433
James S. Dodez	2014	252,463		1,000		181,896	—	26,982		5,260	467,601
Senior Vice President, Marketing and Strategic Planning
Robert W.B. Kits van Heyningen	2014	244,245		1,000		181,896	—	19,234		4,928	451,303
Vice President, Research and	2013	237,131		1,000		179,944	—	50,835		3,000	471,910
Development and Director	2012	229,112		1,000		—	122,459	79,588		3,000	435,159

(1)
Reflects annual holiday bonus earned and paid in 2014, 2013 and 2012.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our 2014 annual report on Form 10-K, as filed with the SEC on March 17, 2015.
(4)
For 2014, the table reflects amounts that were earned under our management incentive plan for 2014 performance and that were determined and paid in March 2015. For 2013, the table reflects amounts that were earned under our management incentive plan for 2012 performance and that were determined and paid in March 2014. For 2012, the table reflects amounts that were earned under our management incentive plan for 2012 performance and that were determined and paid in March 2013.
(5)
Reflects the value of 401(k) matching contributions and auto and housing allowances. See "Compensation Discussion and Analysis – Other Compensation and Perquisites" for more information on these allowances. Named executive officers did not receive any other perquisites, personal benefits or property.
(6)
Peter A. Rendall was appointed our CFO on October 1, 2012. His salary, bonus and non-equity incentive plan compensation for 2012 were paid in proportion to his period of service in that year.
20 KVH Industries, Inc. 2015 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(3)	Awards ($)(4)
Martin A. Kits van Heyningen	3/12/2014	—	407,882	814,744
	3/12/2014				45,255	623,614
Peter A. Rendall	3/12/2014	—	132,563	264,794
	3/12/2014				13,200	181,896
Brent C. Bruun	3/12/2014	—	128,773	257,224
	3/12/2014				13,200	181,896
Robert J. Balog	3/12/2014	—	103,782	207,304
	3/12/2014				13,200	181,896
James S. Dodez	3/12/2014	—	113,608	226,933
	3/12/2014				13,200	181,896
Robert W.B. Kits van Heyningen	3/12/2014	—	85,486	170,758
	3/12/2014				13,200	181,896

(1)
Reflects the date on which the grants and management incentive plan were approved by the Compensation Committee.
(2)
The amounts shown in these columns represent the executives' annual incentive opportunity under the management incentive plan, which has corporate performance goals, business unit performance goals and an element of individual performance, as determined by the Compensation Committee in its discretion. The thresholds for achievement of corporate performance goals and sales performance goals vary by goal. All target and maximum amounts reflect payment of 100% of the bonus opportunity for individual performance. See "Compensation Discussion and Analysis – Annual Cash-based Incentive Compensation" for more information regarding this plan.
(3)
Represents the grant of restricted stock awards under the 2006 Stock Incentive Plan in 2014. The restricted stock awards were received without payment of cash consideration. The restricted stock awards vest in four equal annual installments. See "Compensation Discussion and Analysis – Equity Incentive Program" for more information regarding these grants.
(4)
Reflects the grant date fair value of restricted stock awards granted to our named executive officers computed using the market price on the date of grant, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. No options were granted to our named executive officers in 2014.
KVH Industries, Inc. 2015 Proxy Statement 21

EXECUTIVE COMPENSATION

Outstanding Equity Awards

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2014.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					2/22/2011	6,250	79,063
					3/11/2013	33,750	426,938
					3/12/2014	45,255	572,476
	37,500	12,500	14.40	2/22/2016
	43,750	43,750	9.32	2/28/2017
Peter A. Rendall					3/11/2013	7,500	94,875
					3/12/2014	13,200	166,980
	25,000	25,000	13.78	10/1/2017
Brent C. Bruun					2/22/2011	1,875	23,719
					3/11/2013	9,843	124,514
					3/12/2014	13,200	166,980
	11,250	3,750	14.40	2/22/2016
	13,124	13,126	9.32	2/28/2017
Robert J. Balog					2/22/2011	1,875	23,719
					3/11/2013	9,843	124,514
					3/12/2014	13,200	166,980
	11,250	3,750	14.40	2/22/2016
	13,124	13,126	9.32	2/28/2017
James S. Dodez					2/22/2011	1,875	23,719
					3/11/2013	9,843	124,514
					3/12/2014	13,200	166,980
	11,250	3,750	14.40	2/22/2016
	13,124	13,126	9.32	2/28/2017
Robert W.B. Kits van Heyningen					2/22/2011	1,875	23,719
					3/11/2013	9,843	124,514
					3/12/2014	13,200	166,980
	11,250	3,750	14.40	2/22/2016
	13,124	13,126	9.32	2/28/2017

(1)
The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.
(2)
Each option was granted five years prior to the option expiration date.
(3)
The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $12.65, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2014.
22 KVH Industries, Inc. 2015 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During 2014

Our named executive officers did not exercise any stock options during 2014. The following table provides information regarding the vesting of restricted stock awards for each of our named executive officers during 2014.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Martin A. Kits van Heyningen	30,000	407,788
Peter A. Rendall	2,500	34,175
Brent C. Bruun	8,906	121,051
Robert J. Balog	8,906	121,051
James S. Dodez	8,906	121,051
Robert W.B. Kits van Heyningen	8,906	121,051

(1)
Value realized is calculated by multiplying the number of restricted stock awards vested by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

We have no pension plan or nonqualified deferred compensation plan, and accordingly the tables of pension benefits and nonqualified deferred compensation are omitted.

Director Compensation

At the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors will automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble, our non-employee directors, received a restricted stock award of 5,000 shares of common stock effective August 28, 2014, the fair value of which was $62,000 on the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock effective August 28, 2014, the fair value of which was $62,000 on the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly installments after the date of grant.

We also paid our non-employee directors a $26,250 annual retainer and $2,625 for each regularly scheduled quarterly Board meeting attended during 2014.

Non-employee directors who also served as members of the Audit and Compensation Committees received additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees received additional annual compensation of $6,825 and $3,150, respectively, during 2014. No other cash compensation was paid for attending any other Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

We paid compensation to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled "Summary Compensation Table For 2014," "Grants of Plan-Based Awards For 2014," and "Option Exercises and Stock Vested During 2014".

KVH Industries, Inc. 2015 Proxy Statement 23

EXECUTIVE COMPENSATION

Director Compensation Table

The following table provides information regarding the compensation of our directors who are not named executive officers for 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	45,675	124,000	169,675
Mark S. Ain	43,050	124,000	167,050
Charles R. Trimble	42,000	124,000	166,000
Stanley K. Honey	39,900	124,000	163,900

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2014, excluding the effect of estimated forfeitures.
(2)
Amounts shown reflect actual cash received during 2014 as well as the aggregate grant-date fair value of stock awards granted during 2014. Refer to the "Outstanding Director Equity Awards" table for information concerning outstanding equity awards held by our non-employee directors.

Outstanding Director Equity Awards

The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2014.

	Stock Awards

Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Bruce J. Ryan	8/28/2014	7,500	(2)	94,875
Mark S. Ain	8/28/2014	7,500	(2)	94,875
Charles R. Trimble	8/28/2014	7,500	(2)	94,875
Stanley K. Honey	8/28/2014	7,500	(2)	94,875

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $12.65, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2014.
(2)
Amounts include restricted stock awards granted on August 28, 2014 which vest in four equal quarterly installments, with the first vest date being November 28, 2014.
24 KVH Industries, Inc. 2015 Proxy Statement

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2014 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders are our Amended and Restated 2006 Stock Incentive Plan, Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan, and Amended and Restated 1996 Employee Stock Purchase Plan. Under the 2006 Plan, each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. The following table does not reflect grants from January 1, 2015 through April 1, 2015 of 163,100 restricted stock awards with a weighted-average grant-date fair value of $12.77 per share nor does it reflect grants during that period of nonqualified stock options to purchase an aggregate of 95,000 shares of our common stock at a weighted-average exercise price of $12.76 per share. The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant, (c) the total number of shares subject to the award will vest annually in four equal installments, the first of which vests on the first anniversary of the grant date. As of December 31, 2014, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information as of December 31, 2014

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) (c)
Equity compensation plans approved by stockholders	1,204,603	(1)	11.65	2,068,843(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,204,603	(1)	11.65	2,068,843(2)

(1)
Does not include 427,102 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of December 31, 2014 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $13.67. Any restricted stock award forfeited would be available for issuance under the Amended and Restated 2006 Stock Incentive Plan at a ratio of two available shares for each restricted stock award forfeited.
(2)
Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. Includes 46,575 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.
KVH Industries, Inc. 2015 Proxy Statement 25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 1, 2015, there were 16,070,952 shares of our common stock outstanding. On April 1, 2015, the closing price of our common stock as reported on the NASDAQ Global Select Market was $15.12 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 1, 2015, or as otherwise noted, by:

•
each person known by us to be the beneficial owner of more than five percent of our common stock;

•
each of our directors;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of April 1, 2015.

	Shares beneficially owned

	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Royce & Associates, LLC(1) 745 Fifth Avenue New York, NY 10151	1,144,415	—	1,144,415	7.1

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	1,055,748	—	1,055,748	6.6

Systematic Financial Management, LP(3) 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor Teaneck, NJ 07666	978,325	—	978,325	6.1

Dimension Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	954,424	—	954,424	5.9

Needham Investment Management, LLC(5) 445 Park Avenue New York, NY 10022	824,600	—	824,600	5.1

Directors
Martin A. Kits van Heyningen(6)	583,522	116,241	699,763	4.3

Robert W.B. Kits van Heyningen	194,011	34,687	228,698	1.4

Stanley K. Honey(7)	106,875	—	106,875	*

Mark S. Ain	103,246	—	103,246	*

Charles R. Trimble	72,000	—	72,000	*

Bruce J. Ryan	60,000	—	60,000	*

Other Named Executive Officers
James S. Dodez(8)	91,255	34,687	125,942	*

Brent C. Bruun	83,847	34,687	118,534	*

Robert J. Balog	62,669	34,687	97,356	*

Peter A. Rendall	34,043	25,000	59,043	*

All current directors and executive officers as a group (12 persons)(9)	1,494,925	349,363	1,844,288	11.2

*
Less than one percent.
26 KVH Industries, Inc. 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)
Information is based on a Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 13, 2015. The Schedule 13G/A states that Royce & Associates, LLC has sole voting and sole dispositive power for 1,144,415 shares.
(2)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2015. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,027,953 shares and sole dispositive power for 1,055,748 shares.
(3)
Information is based on a Schedule 13G filed by Systematic Financial Management, LP on February 10, 2015. The Schedule 13G states that Systematic Financial Management, LP has sole voting power with respect to 903,905 shares and sole dispositive power for 978,325 shares.
(4)
Information is based on a Schedule 13G filed by Dimension Fund Advisors LP on February 5, 2015. The Schedule 13G states that Dimension Fund Advisors LP has sole voting power with respect to 930,392 shares and sole dispositive power for 954,424 shares.
(5)
Information is based on a Schedule 13G filed jointly by Needham Investment Management, L.L.C., Needham Asset Management, LLC and George A. Needham on February 17, 2015. The Schedule 13G indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G states that each reporting person may be deemed to share voting and dispositive power for all 824,600 shares.
(6)
Includes 7,515 shares of common stock and 616 stock options held by Martin A. Kits van Heyningen's spouse, who is our creative director.
(7)
Includes 98,000 shares of common stock held in trust of Stanley K. Honey and spouse.
(8)
Includes 2,529 shares of common stock held by James S. Dodez's spouse and children.
(9)
Includes 2,523 shares of common stock held by Daniel R. Conway's spouse, who retired as our program manager in November 2013 and served as an engineering program management consultant until June 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5, and amendments thereto furnished to us with respect to 2014, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, with one exception. Robert W.B. Kits van Heyningen filed one Form 4 one day late with respect to two sale transactions on February 28, 2014 in fulfillment of a single sales order.

KVH Industries, Inc. 2015 Proxy Statement 27

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

A majority of our directors are independent directors under the rules of the NASDAQ Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board Meetings

During 2014, our Board of Directors met seven times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2014. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the six individuals then serving as directors attended the annual meeting.

Board Leadership Structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our stockholders. The Board believes that the CEO's extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Independent Director also presides at executive sessions of the independent directors.

Risk Management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and two of whom are members of senior management. Of the four independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board's Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at http://kvh.com/ircharters.

Audit Committee

As of December 31, 2014, our Audit Committee was comprised of Messrs. Ain, Honey, Ryan, and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors;

28 KVH Industries, Inc. 2015 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met seven times during 2014. For additional information regarding the Audit Committee, please see "Report of the Audit Committee."

Nominating and Corporate Governance Committee

As of December 31, 2014, our Nominating and Corporate Governance Committee was comprised of Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2014.

Compensation Committee

As of December 31, 2014, our Compensation Committee was comprised of Messrs. Ain, Ryan and Trimble. The Compensation Committee's responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met once during 2014. For more information regarding the authority of the Compensation Committee, the extent of delegation to the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see "Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

During 2014, the members of our Compensation Committee were Messrs. Ain, Ryan and Trimble. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of ours or a member of our Compensation Committee.

Director Candidates and Selection Processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate's depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director's prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a

KVH Industries, Inc. 2015 Proxy Statement 29

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Corporate Governance

Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.

Majority Voting in Uncontested Director Elections

In April 2014, we amended our by-laws to provide for majority voting in uncontested director elections. A contested election is an election in which the number of director candidates exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections, including the elections at the 2015 annual meeting, will allow stockholders to vote "FOR" or "AGAINST" each nominee and will also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director's term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our annual meeting would continue serving as a director (sometimes referred to as a "holdover director") until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director receives more votes "AGAINST" his or her re-election than votes "FOR" his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite majority vote and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite majority vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and

30 KVH Industries, Inc. 2015 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.

Certain Relationships and Related-Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. In May 2012, our Board adopted a written policy and procedures for the Audit Committee to review and approve transactions involving us and "related parties" (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:

•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party's interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders.

The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:

•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party's interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2014, nor are there any pending related-party transactions.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For fiscal 2014, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table For 2014, was approximately $161,000.

Hendrik Kits van Heyningen, the son of Mr. Martin A. Kits van Heyningen, worked for us as a special projects researcher during the summer of 2014. During this time, total compensation for Hendrik Kits van Heyningen was approximately $13,000.

Thomas Kits van Heyningen, the son of Mr. Martin A. Kits van Heyningen, worked for us as an engineering intern during the summer of 2014. During this time, total compensation for Thomas Kits van Heyningen was approximately $3,000.

Paula Conway, the wife of Mr. Daniel R. Conway, retired as our program manager in November 2013 and served as an engineering program management consultant until June 2014. In 2014, we paid Mrs. Conway $18,170 for consulting services.

Mark S. Ain, a director, is a minority owner of and advisor to ETS International, a ground transportation service company. In 2014, we paid ETS International $14,090 for services rendered in 2014. The Audit Committee has determined such services are reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain's independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

KVH Industries, Inc. 2015 Proxy Statement 31

AUDIT COMMITTEE REPORT(1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company's consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company's independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in August 2013. The Audit Committee currently consists of four independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company's management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company's independent registered public accounting firm since June 6, 2014, the overall scope and plans for their audit of our company's consolidated financial statements for the year ended December 31, 2014. We met with them, with and without our company's management present, to discuss the results of their audits of our consolidated financial statements and of our company's internal control over financial reporting and to discuss with them the overall quality of our company's financial reporting.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2014 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as amended. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company's management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm's performance of non-audit services for our company is compatible with the auditors' independence, and concluded that the performance of such non-audit services did not impair the auditors' independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company's audited consolidated financial statements for the year ended December 31, 2014 be included in our company's annual report on Form 10-K.

The Audit Committee
Bruce J. Ryan (Chairman) Mark S. Ain Stanley K. Honey Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.
32 KVH Industries, Inc. 2015 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm since June 6, 2014, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.

Change of Independent Registered Public Accounting Firm

Effective June 6, 2014, the Audit Committee dismissed KMPG LLP and appointed Grant Thornton LLP as our independent registered public accounting firm. KPMG furnished us with a letter dated June 24, 2014, expressing its view that it was dismissed on June 4, 2014 rather than June 6, 2014.

During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement. In addition, during our two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the year ended December 31, 2012, a material weakness existed in our internal control over financial reporting, as identified and described in management's assessment of our internal control over financial reporting. The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report for the fiscal year ended December 31, 2012 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated there was a material weakness related to control activities over the execution of wire transfers, approval of cash disbursements and other purchase transactions and review and approval of manual journal entries.

The material weakness arose from a fraudulent scheme by the most senior member of our accounting staff at our Danish subsidiary to misappropriate assets from us over a period of at least three years. The scheme included fraudulent wire transfers to a personal bank account, fraudulent documentation, forged signatures and use of a corporate credit card for personal expenses. For the three years ended December 31, 2013, the aggregate amount of misappropriated funds in any year ranged from approximately $118,000 to $250,000. We recovered these losses in 2013 through our insurance policies.

As described in our annual report on Form 10-K for the year ended December 31, 2013, management implemented a remediation plan and concluded that, as of December 31, 2013, the material weakness had been remediated and our internal control over financial reporting was effective. The Audit Committee of our Board of Directors discussed this material weakness with KPMG following the discovery of the fraudulent scheme and on several other occasions during the remediation period.

The Audit Committee of our Board of Directors authorized KPMG to respond fully to the inquiries of Grant Thornton concerning this material weakness.

During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014 preceding the engagement of Grant Thornton as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

KVH Industries, Inc. 2015 Proxy Statement 33

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees for Professional Services

The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2014 and KPMG LLP for 2014 and 2013. Grant Thornton was engaged effective June 6, 2014, and no fees were incurred by Grant Thornton for 2014 prior to that date.

	Fees

	Grant Thornton	KPMG

Fee category	2014	2014	2013
Audit fees(1)	$759,445	$75,425	$789,300
Audit-related fees(2)	394,368	—	7,400
Tax fees(3)	49,195	—	27,400
Total fees	$1,203,008	$75,425	$824,100

(1)
Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, the statutory audits of our foreign locations.
(2)
Audit-related fees consist of amounts billed arising from audits of financial statements for acquisitions in 2014 including the Form 8-K/A filings and translation of statutory statements for our Denmark location.
(3)
Tax fees consist of amounts billed arising from services rendered for tax compliance for our Singapore, Cyprus, United Kingdom and Hong Kong locations. Our Hong Kong location and one United Kingdom location was acquired as part of Super Dragon Limited and Videotel Marine Asia Limited (together referred to as Videotel) in 2014. Our Cyprus and other United Kingdom locations were acquired as part of Headland Media Limited (now known as KVH Media Group) in 2013.

We did not engage Grant Thornton LLP or KPMG LLP to provide any other services during or with respect to 2014 or 2013, respectively.

Pre-Approval Policies and Procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

34 KVH Industries, Inc. 2015 Proxy Statement

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2016 annual meeting of stockholders must be received by us at our executive offices no later than December 17, 2015 or, if the date of that meeting is more than 30 calendar days before or after May 27, 2016, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2016 annual meeting on May 4, 2016, in order to bring an item of business before the 2016 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us not later than March 5, 2016. If we hold our 2015 annual meeting before May 4, 2016, and if we give less than 70 days' notice or prior public disclosure of the date of that meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 1, 2015 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

KVH Industries, Inc. 2015 Proxy Statement 35

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2015. Vote by Internet • Go to www.investorvote.com/KVHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. . • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of two Class I Directors to a three-year term: For Against Abstain For Against Abstain 01 - Mark S. Ain . . . 02 - Stanley K. Honey . . . For Against Abstain 2. Approval of a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. . . . B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. / /

Dear Stockholder, Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card. Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 27, 2015. Thank you in advance for your prompt consideration of these matters. Sincerely, KVH Industries, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 27, 2015 The proxy statement for the 2015 annual meeting of stockholders of KVH Industries, Inc. and the related 2014 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors. You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — KVH Industries, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Proxy for Annual Meeting of Stockholders to be held on May 27, 2015 The undersigned, revoking all prior proxies, hereby appoints Peter A. Rendall and Felise Feingold, and each of them, proxy and attorney-in-fact, with power to act without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on May 27, 2015, at 11:00 a.m., Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 15, 2015, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be voted as recommended by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

Director Nominees
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards
Option Exercises and Stock Vested During 2014
Director Compensation
Director Compensation Table
Outstanding Director Equity Awards
Director Independence
Board Meetings
Board Leadership Structure
Risk Management
Board Committees
Compensation Committee Interlocks and Insider Participation
Director Candidates and Selection Processes
Corporate Governance
Communications with our Board of Directors
Code of Ethics
Certain Relationships and Related-Party Transactions
Fees for Professional Services
Pre-Approval Policies and Procedures